As filed with the U.S. Securities and Exchange Commission on March 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C3.ai, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-3999357
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Seaport Blvd, Suite 500

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

C3.ai, Inc. 2012 Equity Incentive Plan

(Full titles of the plans)

Thomas M. Siebel

Chief Executive Officer

C3.ai, Inc.

1300 Seaport Blvd, Suite 500

Redwood City, California 94063

(Name and address of agent for service)

(650) 503-2200

(Telephone number, including area code, of agent for service)

Copies to:

Eric Jensen Calise Y. Cheng Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Brady Mickelsen General Counsel C3.ai, Inc. 1300 Seaport Blvd, Suite 500 Redwood City, California 94063 (650) 503-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share (3)	3,192,339	$89.30	$285,075,872.70	$31,101.78

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on March 4, 2021, as reported on the New York Stock Exchange.

(3)

Represents shares issued to certain stockholders that are directors, executive officers and current and former employees of the Registrant upon exercise of stock option awards granted under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”).

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of C3.ai, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities” within the meaning of the Securities Act, by certain stockholders that are directors, executive officers and current and former service providers to the Registrant (the “Selling Stockholders”), some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act, for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

C3.ai, Inc.

3,192,339 SHARES OF CLASS A COMMON STOCK

This prospectus relates to 3,192,339 shares of Class A common stock, par value $0.001 per share (the “Shares”), of C3.ai, Inc., which may be offered from time to time by certain of our stockholders that are directors, executive officers and current and former service providers to C3.ai, Inc. (the “Selling Stockholders”), some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act, for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our employee benefit plans.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AI.” On March 4, 2021, the last reported sale price of our Class A common stock was $88.51 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. The U.S. Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

The C3.ai design logo, “C3.ai,” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of C3.ai, Inc. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “C3.ai” refer to C3.ai, Inc. and its subsidiaries.

i

THE COMPANY

Overview

C3.ai is an Enterprise AI software company.

We provide software-as-a-service applications that enable the rapid deployment of enterprise-scale AI applications of extraordinary scale and complexity that offer significant social and economic benefit.

We provide three primary families of software solutions that enable the rapid deployment of enterprise-scale AI applications of extraordinary scale and complexity that offer significant social and economic benefit:

•

The C3 AI Suite, our core technology, is a comprehensive application development and runtime environment that is designed to allow our customers to rapidly design, develop, and deploy Enterprise AI applications of any type.

•	C3 AI Applications, built using the C3 AI Suite, include a large and growing family of industry-specific and application-specific turnkey AI solutions that can be immediately installed and deployed.

•

C3.ai Ex Machina, our no-code solution that provides secure, easy access to analysis-ready data, and enables business analysts without data science training to rapidly perform data science tasks such as building, configuring, and training AI models.

Corporate Information

We were initially formed in 2009 as C3, LLC, a Delaware limited liability company. In June 2012, we incorporated under the laws of the state of Delaware under the name C3, Inc. In July 2016, we changed our name to C3 IoT, Inc., and, in June 2019, we changed our name to C3.ai, Inc. Our principal executive offices are located at 1300 Seaport Blvd, Suite 500, Redwood City, California 94063. Our telephone number is (650) 503-2200. Our website address is C3.ai. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, and therefore we are subject to reduced public company reporting requirements.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-250082), filed with the U.S. Securities and Exchange Commission on December 9, 2020, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, including our statements regarding the benefits and timing of the roll-out of new technology, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, expenses, and other operating results;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase usage our AI Suite and AI Applications;

•	our ability to achieve or sustain profitability;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	the costs and success of our sales and marketing efforts, and our ability to promote our brand;

•	our growth strategies for our AI Suite and AI Applications;

•	the estimated addressable market opportunity for our AI Suite and AI Applications;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to effectively manage our growth, including any international expansion;

•	our ability to protect our intellectual property rights and any costs associated therewith;

•	the effects of the coronavirus, or COVID-19, pandemic or other public health crises;

•	our ability to compete effectively with existing competitors and new market entrants; and

•	the growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of February 28, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder represents an aggregate of 3,192,339 Shares of our Class A common stock acquired by certain of our stockholders that are directors, executive officers and current and former service providers upon the exercise of stock options. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our Class A common stock prior to this offering on 97,431,675 shares of our Class A common stock outstanding as of February 28, 2021, unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o C3.ai, Inc., 1300 Seaport Blvd, Suite 500, Redwood City, California 94063.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering (1)

Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Ed Abbo	1,901,726	1.93%	72,292	1,829,434	1.86%
Houman Behzadi	1,409,090	1.43%	213,940	1,195,150	1.21%
Stephen Ward Jr.	1,213,368	1.24%	190,096	1,023,272	1.04%
Brady Mickelsen	983,333	1.00%	62,778	920,555	*
S. Shankar Sastry	644,971	*	11,400	633,571	*
Patricia House	613,131	*	233,922	379,209	*
Michael McCaffery	523,366	*	203,931	319,435	*
Named Selling Stockholders(2)	8,505,842	8.32%	2,203,980	6,301,862	6.17%

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.

(2)

Includes the following 110 named non-affiliate persons: Seung Ahn, Alex Amato, Umashankar Anand, Gilberto Arnaiz, John Bard, Simon Barnes, Aditya Bhashyam, Richard Binch, Yaroslav Buzko, John Carolan, Laurent Carriere, Juan Castaneda, Phoebus Chen, Tony Cho, Franck Cohen, Steven Coles, Donald Cotriss, Daniel Crowley, Jonathan Dall, Stanley Denney, Ning Ding, Fanming Dong, Satprit Duggal, Ivo Dujmović, David Elliston, Eileen Enriquez, Kevin Eveker, Fedor Fomenko, John Christopher Frech, Udit Garg, Annaji Garimella, Hans Guntren, Joel Haas, Jo Ann Hartley, James Hassman, Timothy Holtan, Amir Hossein Delgoshaie, Kim Huynh, Jeremiah Jacobs, Robert Jenks, Niels Jensen, Yubing Ji, Romain Juban, Varada Karamchedu, Nikhil Krishnan, Richard Ledgett, Wilfrid Lemasson, Isaiah Leonard, Tony Li, Yuju Lin, Jacqueline Liu, Mehdi Maasoumy, Santosh Manoharmal, Daniel Marshall, Eric Marti, Binu Mathew, Donald Matthews, Fabio Mazzocchetti, Felipe Motta, Pavankumar Nandikonda, Sascha Naujoks, Henrik Ohlsson, Kenneth Okumura, Nikolai Oudalov, Dhairyashil Padalkar, Sina Pakazad, Stephanie Palocz, Rahul Patil, Louis Poirier, Stephen Power, Jawwad Rafique, Adrian Rami, Vidyasagar Ranganaboina, Ranjilla

Ranganathan, Carlton Reeves, Steven Rog, Thomas Rothwein, Amit Salunke, Bahareh Samsami, Maureen Santos, Naresh Shah, Riley Siebel, Pat Slocum, Melissa So, Marc Stillman, Katherine Stricklin, Steve Sundstrom, Rohit Sureka, Manas Talukdar, David Tchankotadze, Ted Tran, Roger Turner, Tom Ulrich, Jeroen Van Godtsenhoven, Sumeet Vij, Meng Wang, Harald Weppner, Amy Whiley, Jake Whitcomb, Anthony Wilkinson, Chuck Winebrenner, Keith Wiseman, Merel Witteveen, Henry Wong, Mark Woollen, Qiru Xia, Baljeet Yadav, Paul Yip, Ali Zahabi, and Jieli Zhou. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements as of April 30, 2019 and April 30, 2020 and for each of the years then ended have been included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

The Registrant’s Prospectus filed on December 9, 2020, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250082), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•	The Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on March 2, 2021 (File No. 001-39744); and

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on November 30, 2020 (File No. 333-251236) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at C3.ai. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to C3.ai, Inc., Attention: General Counsel, 1300 Seaport Blvd, Suite 500, Redwood City, California 94063, (650) 503-2200.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

The Registrant’s Prospectus filed on December 7, 2020, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250082), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on March 2, 2021 (File No. 001-39744).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on November 30, 2020 (File No. 333-251236) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, certain attorneys at Cooley LLP beneficially own 52,812 shares of our Class A Common Stock, which collectively represent less than 1% of our outstanding shares of capital stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers and other agents to the maximum extent permitted by the DGCL through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated bylaws provide that it will indemnify, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-39744	3.1	December 11, 2020

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1/A	333-250082	3.4	November 30, 2020

4.5	Form of Class A common stock certificate of the Registrant.	S-1/A	333-250082	4.1	November 30, 2020

5.1*	Opinion of Cooley LLP.

10.1*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	C3.ai, Inc. Amended and Restated 2012 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-250082	10.1	November 13, 2020

*	Filed herewith

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 5th day of March, 2021.

C3.ai, Inc.

By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel, David Barter, and Brady Mickelsen, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Siebel Thomas M. Siebel	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 5, 2021

/s/ David Barter David Barter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2021

/s/ Patricia A. House Patricia A. House	Director	March 5, 2021

/s/ Richard Levin Richard Levin	Director	March 5, 2021

/s/ Michael G. McCaffery Michael G. McCaffery	Director	March 5, 2021

/s/ Nehal Raj Nehal Raj	Director	March 5, 2021

/s/ Condoleezza Rice Condoleezza Rice	Director	March 5, 2021

/s/ S. Shankar Sastry S. Shankar Sastry	Director	March 5, 2021

/s/ Bruce Sewell Bruce Sewell	Director	March 5, 2021

/s/ Lorenzo Simonelli Lorenzo Simonelli	Director	March 5, 2021

/s/ Jim Hagemann Snabe Jim Hagemann Snabe	Director	March 5, 2021

/s/ Stephen M. Ward Jr. Stephen M. Ward Jr.	Director	March 5, 2021